UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2013

ATHLON ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36026	46-2549833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

420 Throckmorton Street, Suite 1200, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 984-8200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2013, in connection with Athlon Energy Inc.’s (“Athlon”)  initial public offering (“IPO”), Athlon’s majority-owned subsidiary Athlon Holdings LP (“Holdings”) entered into new employment agreements with each of its named executive officers (“NEOs”), including Robert C. Reeves as President and Chief Executive Officer, Nelson K. Treadway as Senior Vice President—Business Development and Land, and David B. McClelland as Vice President—Drilling and Geosciences, as well as William B. D. Butler, as Vice President—Chief Financial Officer.  Mr. Reeves’ employment agreement has a term of three years, subject to automatic renewal for additional one-year periods, while Messrs. Butler, Treadway, and McClelland’s employment agreements each have a term of two years, subject to automatic renewal for additional one-year periods.

Mr. Reeves’ employment agreement provides that his yearly base salary is $570,000, he is eligible to participate in our equity incentive program and incentive bonus program, and his target annual bonus under the incentive bonus program will be 100% of his annual base salary.  Messrs. Butler’s, Treadway’s, and McClelland’s employment agreements provide that their yearly base salaries are $290,000, $300,000, and $275,000, respectively, and that each of them are eligible to participate in our equity incentive program and incentive bonus program.  All four executives are eligible to receive benefits and perquisites available to other employees and payment of reasonable travel and other business related expenses.

The executives’ employment agreements also provide for severance payments upon termination of employment in certain circumstances.  Under Mr. Reeves’ employment agreement, if Holdings terminates Mr. Reeves’ employment for cause (as defined in his employment agreement), he resigns without good reason (as defined in his employment agreement), or he does not extend his term of employment, then he is entitled to receive: (i) the portion of his base salary earned through the date of termination but not yet paid, plus any accrued vacation earned but not used through the date of termination; (ii) any cash incentive bonus earned but not yet paid; (iii) any expenses owed to him; and (iv) any amount accrued arising from his participation in, or benefits accrued under any employee benefits plans, programs, or arrangements. Any rights to salary, cash bonus, or other benefits will then cease.

However, if Mr. Reeves is terminated without cause, resigns with good reason, or Holdings does not extend his term of employment and Mr. Reeves signs a release within 45 days, he is entitled, in addition to the items listed in the above paragraph, to (i) receive an amount of cash equal to four times the annual base salary in effect as of the date of termination payable 50% in a lump sum within 60 days following his separation from service and 50% over the subsequent twelve months, in accordance with regular payroll practices, and (ii) have Holdings pay directly or reimburse him for COBRA premiums if he (or his dependents) elect to receive continued healthcare coverage pursuant to COBRA until the earlier of two years or the last day of the applicable COBRA period.

In addition to the items listed in the paragraph above, if Mr. Reeves is terminated without cause, he resigns with good reason, or Holdings does not extend his term of employment, in any case within one year following the date of a change in control, then in lieu of the amount of cash listed above, he is entitled to receive an amount in cash equal to three times his annual base salary in effect as of the date of termination, plus three times the greater of the average of his previous two years’ bonus payments or his target bonus.

If Mr. Reeves is terminated due to death or disability and, in the case of disability, he signs a release within 45 days, he is additionally entitled to (i) receive an amount of cash equal to 25% of his base salary, payable in lump sum on the 60th day following his separation from service and (ii) have Holdings pay directly or reimburse him for COBRA premiums if he (or his dependents) elect to receive continued healthcare coverage pursuant to COBRA for three months.

Messrs. Butler’s, Treadway’s, and McClelland’s employment agreements provide that if any of the executives’ employment is terminated (i) for cause (as defined in their employment agreements), due to death or disability, (ii) due to resignation without good reason (as defined in their employment agreements), or (iii) either party decides not to extend the term of employment, then each is entitled to (a) the portion of his base salary earned through the date of termination but not yet paid, plus any accrued vacation earned but not used through the date of termination, (b) any expenses owed to him, and (c) any amount accrued arising from his participation in, or benefits accrued under any employee benefits plans, programs, or arrangements. Any rights to salary, cash bonus, or other benefits will then cease.

However, if Messrs. Butler, Treadway, or McClelland is terminated without cause or resigns for good reason and signs a release within 45 days, then each is entitled, in addition to the items listed in the above paragraph, to (i) receive an amount of cash equal to his annual base salary payable over the twelve-month period from his separation of service, in accordance with regular payroll practices, and (ii) have Holdings pay directly or reimburse him for COBRA premiums if he (or his dependents) elect to receive continued healthcare coverage pursuant to COBRA until the earlier of twelve months, the date the covered dependents are no longer eligible or the date he becomes eligible to receive substantially comparable coverage from another employer.

If any of Messrs. Butler, Treadway, or McClelland is terminated without cause or resigns for good reason or Holdings does not extend his term of employment, in either case within one year following the date of a change in control, then (i) in lieu of the amount of cash listed above, each is entitled to receive an amount in cash equal to two and a half times his annual base salary in effect as of the date of termination, plus two and a half times the greater of the average of his previous two years’ bonus payments or his target bonus, and (ii) in lieu of the healthcare continuation listed above, Holdings will continue to pay or reimburse his healthcare coverage pursuant to COBRA until the earlier of 18 months, the date the covered dependents are no longer eligible, or the date he becomes eligible to receive substantially comparable coverage from another employer.

The foregoing summary is qualified in its entirety by reference to the full text of the employment agreements, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Item 7.01                                           Regulation FD Disclosure.

On August 7, 2013, Athlon issued a press release announcing the closing on August 7, 2013 of its previously announced IPO of 18,137,895 shares of common stock at $20.00 per share, which includes the exercise and simultaneous closing of the over-allotment option granted to the underwriters to purchase 2,348,421 shares of common stock from certain selling stockholders.  A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)   Exhibits.

10.1                        Employment Agreement, dated as of August 7, 2013, by and between Athlon Holdings LP and Robert C. Reeves.

10.2                        Employment Agreement, dated as of August 7, 2013, by and between Athlon Holdings LP and William B. D. Butler.

10.3                        Employment Agreement, dated as of August 7, 2013, by and between Athlon Holdings LP and Nelson K. Treadway.

10.4                        Employment Agreement, dated as of August 7, 2013, by and between Athlon Holdings LP and David B. McClelland.

99.1                        Press Release, dated August 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHLON ENERGY INC.

Date: August 15, 2013	By:	/s/ William B. D. Butler
William B. D. Butler
Vice President—Chief Financial Officer, and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 7, 2013, by and between Athlon Holdings LP and Robert C. Reeves.

10.2	Employment Agreement, dated as of August 7, 2013, by and between Athlon Holdings LP and William B. D. Butler.

10.3	Employment Agreement, dated as of August 7, 2013, by and between Athlon Holdings LP and Nelson K. Treadway.

10.4	Employment Agreement, dated as of August 7, 2013, by and between Athlon Holdings LP and David B. McClelland.

99.1	Press Release, dated August 7, 2013.